SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K



                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (date of earliest event reported):  December 17, 1993



                             WILLCOX & GIBBS, INC.
            (Exact name of registrant as specified in its charter)



                                   New York
                (State or other jurisdiction of incorporation)



      1-5731                                        13-1474527
(Commission File Number)                (IRS Employer Identification No.)



530 Fifth Avenue - 22nd Floor, New York, New York   10036
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: (212) 869-1800

ITEM 2    ACQUISITION OR DISPOSITION OF ASSETS

          On December 17, 1993, Willcox & Gibbs, Inc. ("W&G") acquired all of the outstanding stock of Summers Group, Inc. ("Summers") from SGDHC, Inc.

pursuant to a Purchase Agreement, dated as of November 20, 1993 (the

"Agreement") (a copy of which is attached hereto as Exhibit 2) for $60,000,000 in cash and $25,000,000 principal amount of a three year note of W&G, plus contingent consideration to be determined based on Summers's profits before interest and taxes (as more fully defined in the Agreement) for 1993 and 1994,

subject to a maximum purchase price of $120,000,000.  Summers is a distributor of electrical parts and supplies with locations principally in Texas, Oklahoma,

Louisiana, California and Arkansas.  The funds to pay the cash portion of the purchase price were loaned to W&G pursuant to a credit agreement with

NationsBank of Florida, National Association, and Credit Lyonnais New York

Branch, as lenders.



ITEM 7    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS

          (a)  Financial statements of businesses acquired.  The following financial statements are filed herewith on the pages subsequent hereto:


          Summers Group, Inc.
              Report of Independent Auditors
              Balance Sheets at December 31, 1992, 1991 and 1990
              Statements of Income for the years ended
                December 31, 1992, 1991 and 1990
              Statements of Shareholder's Equity for the years
                ended December 31, 1992, 1991 and 1990
              Statements of Cash Flows for the years ended
                December 31, 1992, 1991 and 1990
              Notes to Financial Statements

          The financial statements of Summers Group, Inc. for the years ended

December 31, 1992, 1991 and 1990 included herein are incorporated by reference into certain registration statements on Form S-8 of Willcox & Gibbs, Inc. and have been so incorporated by reference in reliance on the report of Ernst &

Young, independent accountants, given on the authority of said firm as experts in auditing and accounting.

          (b)  It is impracticable to provide the required financial statements for interim periods during 1993 with respect to Summers or the pro forma financial information with respect to the transaction at this time.  W&G expects to file such financial statements and pro forma financial information under cover of Form 8 in February 1994.

          (c)  Exhibits.  The Index to Exhibits to this Report is incorporated herein by reference.

LOGO ERNST & YOUNG
                                 Suite 500                Phone:  214 969 8000
                                 212 San Jacinto Street   Fax:  214 969 8587
                                 Dallas, Texas  75201     Telex:  6710375


                        Report of Independent Auditors

Shareholder and Board of Directors
Summers Group, Inc.

We have audited the balance sheets of Summers Group, Inc. as of December 31, 1992, 1991, and 1990, and the related statements of income, shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Summers Group, Inc. at December 31, 1992, 1991, and 1990, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1992, in conformity with generally accepted accounting principles.


                                      /s/   Ernst & Young

                                         Ernst & Young


November 12, 1993

                              Summers Group, Inc.
                                Balance Sheets

                                                        DECEMBER 31
                                               1992         1991        1990
                                                       (In Thousands)
ASSETS
Current assets:
 Cash                                        $  6,448     $  3,474    $  9,608
 Due from affiliates (Note 2)                       -            -      15,414
 Trade accounts receivable, net
  of allowances of $369 in 1992,
  $328 in 1991, and $364 in 1990               49,652       48,768      43,502
 Inventories                                   37,670       31,163      31,608
 Other current assets                           4,656        4,693       4,428
Total current assets                           98,426       88,098     104,560

Property, plant, and equipment,
 net (Note 3)                                  19,139       19,230      15,710
Intangible assets, net of
 amortization of $1,179 in 1992,
 $771 in 1991, and $371 in 1990                 7,805        6,952       7,352
Deferred tax asset (Note 4)                         -          527       1,435
Other noncurrent assets                           667          683       1,055
Total assets                                 $126,037     $115,490    $130,112

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
 Accounts payable                           $  56,151    $  49,139   $  45,493
 Accrued compensation and benefits              6,740        5,135       5,352
 Other accrued liabilities                      2,625        1,881       4,158
 Due to affiliates (Note 2)                     8,151       11,777           -
 Income taxes payable (Note 4)                  2,518        3,725       4,714
 Current portion of capitalized
  lease obligations (Note 5)                       62           99          90
Total current liabilities                      76,247       71,756      59,807
Deferred taxes (Note 4)                           320            -           -
Long-term portion of capitalized
 lease obligations (Note 5)                       469          531         135
Other noncurrent liabilities                    1,855        1,908       2,221
Contingencies (Note 9)

Shareholder's equity:
 Common stock, $1 par value, 20,000
  shares authorized, 10,000 shares
  issued, 10,000 shares outstanding
  in 1992 and 1991 and 9,040 shares
  outstanding in 1990                              10           10          10
 Less 960 treasury shares                           -            -         (1)
 Additional paid-in capital                    35,365       35,365      53,366
 Retained earnings                             11,771        5,920      14,574
Total shareholder's equity                     47,146       41,295      67,949
Total liabilities and shareholder's
 equity                                      $126,037     $115,490    $130,112

See accompanying notes.

                              Summers Group, Inc.
                             Statements of Income


                                                 YEAR ENDED DECEMBER 31
                                            1992          1991       1990
                                                     (In Thousands)

Revenue                                   $395,121     $374,095     $362,196
Cost of sales                              315,704      292,237      285,465
Gross profit                                79,417       81,858       76,731

Selling, general, and administrative
 expenses                                   70,775       69,064       61,323
Operating income                             8,642       12,794       15,408

Parent company charge (Note 2)               (257)        (230)        (213)
Other income, net                            1,086          636            -
Interest expense                             (127)        (172)        (155)
Income before income taxes                   9,344       13,028       15,040
Income tax provision (Note 4)                3,493        4,682        5,466
Net income                                $  5,851     $  8,346     $  9,574

See accompanying notes.

                              Summers Group, Inc.
                      Statements of Shareholder's Equity


                                               ADDITIONAL
                                      COMMON    PAID-IN    RETAINED   TREASURY
                                      STOCK     CAPITAL    EARNINGS    STOCK     TOTAL
                                                        (In Thousands)

Balance at January 1, 1990              $10     $53,366    $  5,000     $(1)     $58,375
 Net income                               -          -        9,574       -        9,574
Balance at December 31, 1990             10      53,366      14,574      (1)      67,949
 Cancellation of treasury shares         (1)         (1)          -       1           (1)
 Issuance of 960 shares of SGDHC          1           -           -       -            1
 Return of capital to Parent (Note 2)     -     (18,000)          -       -      (18,000)
 Cash dividends declared                  -           -     (17,000)      -      (17,000)
 Net income                               -           -       8,346       -        8,346
Balance at December 31, 1991             10      35,365       5,920       -       41,295
 Net income                               -          -        5,851       -        5,851
Balance at December 31, 1992            $10     $35,365     $11,771     $ -      $47,146

See accompanying notes.

                              Summers Group, Inc.
                           Statements of Cash Flows

                                                             YEAR ENDED DECEMBER 31
                                                           1992        1991        1990
                                                                 (In Thousands)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                              $  5,851    $  8,346    $  9,574
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                            3,582       2,998       1,546
  Deferred income tax                                        847         908         321
  Gain on sale of land and building                      (1,086)       (636)           -
  Changes in operating assets and liabilities,
   net of effect of acquisition and sale
   of net assets:
     (Increase) decrease in trade
      accounts receivable                                  (128)     (5,266)       5,350
     (Increase) decrease in
      inventories                                        (4,754)         445       5,288
     (Increase) decrease in other current
      assets                                                  37       (265)       (303)
     Increase in accounts payable and
      accrued liabilities                                  9,267       1,152       6,768
     Decrease in income taxes payable                    (1,207)       (989)     (1,802)
      Total adjustments                                    6,558     (1,653)      17,168
Net cash provided  by operating activities                12,409       6,693      26,742

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures                                     (3,283)     (6,361)     (3,961)
Cost of acquisitions                                     (3,577)           -    (18,020)
Proceeds from sale of net assets                           1,587         879           -
Other investing activities                                    16         372        (10)
Net cash used in investing activities                    (5,257)     (5,110)    (21,991)

CASH FLOWS FROM FINANCING ACTIVITIES
(Increase) decrease in due from/to affiliates            (3,626)      27,191          46
Dividends paid                                                 -    (17,000)           -
Return of capital                                              -    (18,000)           -
Other financing activities                                 (552)          92       (820)
Net cash used in financing activities                    (4,178)     (7,717)       (774)

Net increase (decrease) in cash                            2,974     (6,134)       3,977
Cash at beginning of year                                  3,474       9,608       5,631
Cash at end of year                                      $ 6,448     $ 3,474     $ 9,608

See accompanying notes.

                              Summers Group, Inc.

                         Notes to Financial Statements

                       December 31, 1992, 1991, and 1990

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Summers Group, Inc. (Summers or the Company), a Delaware corporation, is a wholly owned subsidiary of SGDHC, Inc. (SGDHC) and an indirect, wholly owned subsidiary of BTR Dunlop, Inc. (the Parent), a company incorporated in the United States. The Parent is an indirect, wholly owned subsidiary of BTR plc
(BTR), a company incorporated in the United Kingdom. The Company has significant transactions with SGDHC, the Parent, BTR, and their affiliates, which transactions are recorded on the bases determined by the parties (Notes 2 and 4).

The Company is a wholesale distributor selling electrical equipment and supplies to commercial building contractors, public utilities and industrial companies in various locations in the United States and operating under numerous trade names.

Prior to January 1, 1990, the operations of the Company were conducted by Summers Electric Company (and its wholly owned subsidiary, Summers Electric of Oklahoma), Glasco Electric Company, and ESD (collectively referred to hereafter as the Predecessor Companies). Each of the Predecessor Companies was a wholly owned subsidiary of SGDHC. Effective January 1, 1990, the Company was formed and issued, in the aggregate, 9,040 shares of its common stock to the Predecessor Companies in exchange for the net operating assets of the Predecessor Companies and 960 shares to Summers Electric of Oklahoma in exchange for its net assets. Effective December 31, 1990, each of the Predecessor Companies was liquidated into SGDHC and Summers Electric of Oklahoma was liquidated into the Company. As a result of these transactions, at December 31, 1990, SGDHC held 9,040 shares of the Company's common stock and the remaining 960 shares, previously held by Summers Electric of Oklahoma, were held in treasury by the Company. In March 1991, the treasury shares were canceled and the Company issued 960 new shares of its common stock to SGDHC. Accordingly, subsequent to March 1991, all 10,000 shares of the Company's common stock are held by SGDHC.

ACCOUNTS RECEIVABLE

Accounts receivable represent amounts due from customers related to the sale of electrical equipment and supplies. Credit is extended based upon an evaluation of the customer's financial condition, and generally, collateral is not required. Concentrations of credit risk with respect to accounts receivable are limited because of the large number of customers in the Company's customer

                              Summers Group, Inc.

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

base and their dispersion across geographic areas. The Company provides allowances for potentially uncollectible accounts and cash discounts expected to be taken by its customers.


INVENTORIES

Inventories are valued at the lower of cost or market, with cost being determined on a last-in, first-out (LIFO) basis. For purposes of the LIFO calculation, the current cost of the Company's inventories is measured by invoice cost less allowances for cash and volume purchase discounts earned. Replacement cost exceeded the carrying value of the Company's inventories by $8,897,000, $9,607,000, and $10,669,000 at December 31, 1992, 1991, and 1990,
respectively.

PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment are stated at cost less accumulated depreciation. Additions to and major improvements of property, plant, and equipment are capitalized. Maintenance and repair costs are expensed as incurred. When assets are retired or otherwise disposed of, the cost of the assets and the related accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income for the period. Net gains on disposals of property, plant and equipment included in other income totaled $1,086,000 and $636,000 in 1992 and 1991, respectively.

Depreciation is computed on a straight-line basis over the estimated useful lives of the Company's assets (20 to 30 years for buildings, 5 to 10 years for computer equipment and software, and 5 to 10 years for fixtures and equipment). Amortization of leasehold improvements is based on the shorter of the lives of the respective leases or the estimated useful lives of the improvements.

INTANGIBLE ASSETS

Intangible assets consist primarily of goodwill and noncompete agreements and are amortized on a straight-line basis over terms that do not exceed 40 years.

INCOME TAXES

Income tax expense is provided on transactions recognized for financial reporting purposes regardless of when such items are reported for tax purposes. Deferred taxes are provided for the tax effects of timing differences between financial statement reporting and income tax reporting of certain income and expense items.

                              Summers Group, Inc.

2.  RELATED PARTIES

The Company is involved in a combined cash management program with other BTR subsidiaries located in the United States. The amounts due (to) from affiliates under these arrangements were ($8,151,000), ($11,777,000), and $15,414,000 at December 31, 1992, 1991, and 1990, respectively. The advances due (to) from affiliates fluctuate based upon the cash inflows and requirements of the Company, but are repayable upon demand and do not bear interest.

In 1991, the Company distributed $35 million to SGDHC. This distribution was recorded by increasing the balance of the Company's advances payable to affiliate and, at the instruction of the Parent, represented a $17 million dividend and a $18 million return of capital charged against the additional paid-in capital of the Company.

The parent company charge represents an allocation of various costs from the Parent and BTR.

3.  PROPERTY, PLAN, AND EQUIPMENT

Property, plant, and equipment costs of the following:

[CAPTION]
                                                    DECEMBER 31
                                          1992          1991       1990
                                                   (In Thousands)

     [S]                                 [C]          [C]         [C]
     Land                                $ 1,657      $ 1,856     $ 1,917
     Buildings and leasehold
      improvements                         9,390        9,870       8,770
     Computer equipment and
      software                            13,097       12,501       8,488
     Fixtures and equipment               10,964       10,265       9,301
                                          35,108       34,492      28,476
     Less accumulated depreciation
      and amortization                    15,969       15,262      12,766
                                         $19,139      $19,230     $15,710

4.  INCOME TAXES

The Company's operations are included in the consolidated federal income tax return of the BTR Dunlop Holdings, Inc. (Holdings), a U.S. corporation that is the immediate parent company of the Parent. The Company's federal tax provisions are computed as though the Company were filingseparate returns

                              Summers Group, Inc.

4.  INCOME TAXES (CONTINUED)

utilizing the tax elections made by Holdings and in accordance with the provisions of Accounting Principles Board Opinion No. 11, "Accounting for Income Taxes." An amount equal to the provision as computed is remitted to the Parent annually through intercompany advances.

The provision for income taxes includes the following components:

[CAPTION]
                                            YEAR ENDED DECEMBER 31
                                      1992         1991             1990
                                                (In Thousands)

     [S]                            [C]           [C]             [C]
     Current                        $2,646        $3,774          $5,145
     Deferred                          847           908             321
                                    $3,493        $4,682          $5,466

The recorded tax provisions exceed the amounts resulting from the multiplication of consolidated income before income taxes by the 34% statutory federal income tax rate primarily due to state income taxes.

The deferred tax provision is attributable primarily to excess tax over book depreciation and amortization of the Company's fixed assets. The tax effects of such differences were $742,000, $404,000, and $273,000 in 1992, 1991, and
1990, respectively.

In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," which the Company will be required to adopt as of January 1, 1993. SFAS No. 109 requires a change from the deferred to the liability method of computing income taxes. Under the liability method, deferred taxes are provided on differences in the bases of assets and liabilities for financial reporting and tax reporting purposes and are adjusted for enacted changes in tax rates and laws. The Company has not yet implemented SFAS No. 109, and the impact of adoption, if any, on the Company's financial statements has not been determined.

5.  CAPITALIZED LEASE OBLIGATIONS

The Company leases certain buildings under capital leases that expire at various dates through 2003. The present value of the Company's obligations under capital lease arrangements, based upon imputed interest rates ranging from 8.0% to 10.2%, aggregated $531,000, $630,000, and $225,000 at December 31,

                              Summers Group, Inc.

5.  CAPITALIZED LEASE OBLIGATIONS (CONTINUED)

1992, 1991, and 1990, respectively. The carrying value of buildings held under capital lease arrangements and included in the Company's balance sheet aggregated $519,000, $576,000, and $139,000 at December 31, 1992, 1991, and
1990, respectively.

6.  OPERATING LEASE COMMITMENTS

The Company leases its corporate office and most of its branch warehouse operational space under noncancelable operating leases. In addition, the Company leases certain transportation, computer, and office equipment. Rental expense under operating leases was $3,217,000, $3,330,000, and $3,338,000 in 1992, 1991, and 1990, respectively.

Future minimum lease payments under noncancelable operating leases, including certain leases for properties abandoned by the Company, as of December 31, 1992, are as follows (in thousands):

                    1993                           $ 3,199
                    1994                             2,416
                    1995                             1,853
                    1996                             1,222
                    1997                             1,106
                    Thereafter                       3,230
                                                   $13,026

When a property is vacated or abandoned by the Company prior to the expiration of its lease term, the present value of future minimum lease payments is accrued in the period of abandonment. Accruals for abandoned leases are included in other noncurrent liabilities and totaled $1,255,000, $1,335,000, and $1,434,000 at December 31, 1992, 1991, and 1990, respectively.

7.  EMPLOYEE BENEFITS

RETIREMENT AND SAVINGS PLAN

The Company has a retirement and savings plan (the Plan). All full-time employees with at least one year of qualifying continuous service are eligible to participate in the Plan. Participating employees are permitted to make voluntary contributions to the Plan on a pretax salary reduction basis in accordance with the provisions of Section 401(k) of the Internal Revenue Code.

                              Summers Group, Inc.

7.  EMPLOYEES BENEFITS (CONTINUED)

Under the provisions of the Plan, the Company matches 50% of the employees' contributions, up to 3%of each employee's compensation. Company matching contributions to the Plan were $1,161,000, $1,183,000, and $1,024,000 in 1992,
1991, and 1990, respectively.

POSTRETIREMENT BENEFITS

In December 1990, the Financial Accounting Standards Board issued SFAS No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions," which the Company will be required to implement in 1993. SFAS No. 106 requires recognition of a liability for postretirement benefits as the employees render service. While the Company has not yet completed the analysis required to calculate the impact of adoption of SFAS No. 106, it does not believe that such adoption will have a material impact on the Company's future financial position or results of operations.

8.  ACQUISITIONS

On September 25, 1992, the Company acquired the inventory, trade accounts receivable, and fixed assets of Sterett Supply, Inc., which operates electrical and utility supply houses throughout south Central Texas. The total consideration paid was $3,577,000. The acquisition was recorded as a purchase, and the excess of purchase price over the estimated fair value of the assets acquired ($861,000) has been recorded as goodwill and is being amortized on a straight-line basis over 40 years.

On March 27, 1990, the Company acquired the inventory, trade accounts receivable, and fixed assets of Southern Electric, which operates electrical supply houses throughout northwest Arkansas. The total consideration paid was $4,209,000. The acquisition was recorded as a purchase, and the excess of purchase price over the estimated fair value of the assets acquired ($373,000) has been recorded as goodwill and is being amortized on a straight-line basis over 40 years.

On December 1, 1990, the Company acquired the inventory, fixed assets, and certain trade accounts receivable of Cummins Supply, Inc., which operates electrical and utility supply houses throughout Texas. The total consideration paid was $13,573,000. The acquisition was recorded as a purchase, and the excess of purchase price over the estimated fair value of the assets acquired ($5,132,000) has been recorded as goodwill and is being amortized on a straight-line basis over 40 years.

                              Summers Group, Inc.

9.  CONTINGENCIES

In March 1993, a competitor filed suit against the Company and one of the Predecessor Companies (collectively Companies) in the District Court in Dallas County, Texas. The suit asserts that the Companies interfered with existing contracts, prospective contracts, and business relations of the competitor, which prevented the competitor from becoming an authorized distributor for a supplier. The competitor is seeking $2,057,000 in actual damages and $15,000,000 in punitive damages, and the trial is currently scheduled for January 24, 1994. The Company, after consultation with legal counsel, believes that the suit is without merit and is vigorously defending its position. Certain other claims and legal proceedings arising in the ordinary course of the Company's business are pending against the Company. Management believes that neither the aforementioned suit nor these other claims or lawsuits, individually or in the aggregate, will have a material adverse effect on the Company's financial position or results of operations; therefore, no provision has been recorded in the financial statements.

                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             WILLCOX & GIBBS, INC.



                                             By    /s/  Allan M. Gonopolsky
                                                 ----------------------------
Date:  January 3, 1994                           Allan M. Gonopolsky
                                                 Vice President,
                                                 Chief Financial Officer
                                                 and Corporate Controller

[CAPTION]
                             WILLCOX & GIBBS, INC.



                         INDEX TO EXHIBITS TO FORM 8-K
                            dated December 17, 1993







Exhibit No.                  Description

  [S]                       [C]
  2 Purchase Agreement, dated as of November 20, 1993, among Willcox & Gibbs Delaware, Inc., Willcox & Gibbs, Inc., Summers Group, Inc., SGDHC, Inc. and BTR Dunlop, Inc.

  23                         Consent of Ernst & Young, independent accountants.